SCHEDULE 14A
                                (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                        LUND INTERNATIONAL HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transactions applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                        LUND INTERNATIONAL HOLDINGS, INC.

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 13, 1997

--------------------------------------------------------------------------------


The annual meeting of stockholders of Lund International Holdings, Inc. (the "Company") will be held at the offices of the Company, 911 Lund Boulevard, Anoka, Minnesota, on Thursday, November 13, 1997 at 4:00 p.m. Central Daylight Time, for the following purposes:

1.       To set the number of members of the Board of Directors at seven (7).

2.       To elect six directors of the Company for the ensuing year.

3. To vote on a proposal by the Board of Directors to amend the Company's 1992 Non-Employee Director Stock Option Plan.

4. To approve the selection by the Board of Directors of Coopers & Lybrand L.L.P. as the Company's independent accountants for its 1998 fiscal year.

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record shown on the books of the Company at the close of business on September 26, 1997 will be entitled to vote at the meeting or any adjournment thereof. Each stockholder is entitled to one vote per share on all matters to be voted on at the meeting.

You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please sign, date and return your Proxy in the return envelope provided as soon as possible. Your cooperation in promptly signing and returning the Proxy will help avoid further solicitation expense to the Company.

This Notice, the Proxy Statement and the enclosed Proxy are sent to you by order of the Board of Directors.




                                                       /S/ KATHY SMITH
                                                       KATHY R. SMITH
                                                       Corporate Secretary


Date:             October 9, 1997
                  Anoka, Minnesota

                        LUND INTERNATIONAL HOLDINGS, INC.

--------------------------------------------------------------------------------


                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 13, 1997

--------------------------------------------------------------------------------


                                  INTRODUCTION

Your Proxy is solicited by the Board of Directors of Lund International Holdings, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on November 13, 1997, at 4:00 p.m., Central Daylight Time, at the offices of the Company, 911 Lund Boulevard, Anoka, Minnesota, and at any adjournment thereof, for the purposes set forth in the attached Notice of Annual Meeting.

The cost of soliciting Proxies, including preparing, assembling and mailing the Proxies and soliciting material, will be borne by the Company. Directors, officers and employees of the Company may, without compensation other than their regular compensation, solicit Proxies personally or by telephone.

Any stockholder giving a Proxy may revoke it at any time prior to its use at the Meeting by giving written notice of such revocation to the Secretary of the Company. In the absence of such specification, the Proxies will be voted in favor of the proposals set forth in the Notice of Annual Meeting and in favor of the number and slate of directors proposed by the Board of Directors and listed herein.

The mailing address of the Company's principal executive offices is 911 Lund Boulevard, Anoka, Minnesota 55303. The Company expects this Proxy Statement and the related Proxy and Notice of Annual Meeting will first be mailed to stockholders on or about October 9, 1997.


                      OUTSTANDING SHARES AND VOTING RIGHTS

The Board of Directors of the Company has fixed September 26, 1997 as the record date for determining stockholders entitled to vote at the Annual Meeting. At the close of business on September 26, 1997, 4,393,970 shares of the Company's Common Stock were issued and outstanding. Such Common Stock is the only outstanding class of stock in the Company. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the meeting. Holders of the Common Stock are not entitled to cumulative voting rights in the election of directors.

The affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting, is required to approve the matters mentioned in the foregoing Notice of Annual Meeting. Proxies indicating abstention from a vote and broker non-votes will be counted toward determining whether a quorum is present at the meeting; however, abstentions and broker non-voters will not be counted toward determining if a majority of the shares of Common Stock has voted affirmatively.


                             PRINCIPAL STOCKHOLDERS

The following table provides information concerning the only persons or entities known to the Company to be beneficial owners of more than five percent (5%) of the Company's outstanding Common Stock as of September 26, 1997:


Name and Address of                         Amount and Nature of
Beneficial Owner                           Beneficial Ownership(1)                Percent of Class
----------------                           -----------------------                ----------------
LIH Holdings, LLC
767 Third Avenue
New York NY  10017                              1,686,893(2)                           38.4%

Old World Industries, Inc.
4065 Commercial Avenue
Northbrook IL  60062                              656,300(3)                           14.94%

Fidelity Management and
Research Company
82 Devonshire Street
Boston, MA   02109                                220,000(4)                            5.0%


(1) Unless otherwise indicated, the person listed as the beneficial owner of the shares has sole voting and sole investment power over the shares.

(2)      Based on a Schedule 13D filed with the Securities and Exchange
         Commission.

(3) Based on a Schedule 13D filed with the Securities and Exchange Commission by Old World Industries, Inc. and Frederic M. Schweiger on behalf of themselves, J. Thomas Hurvis, Riaz H. Waraich, James A. Bryan, and Mac M. Churchill.

(4) Based on a Schedule 13G filed with the Securities and Exchange Commission by FMR Corp, and Arthur S. Loring on behalf of themselves, Fidelity Management & Research Company and Fidelity Low-Priced Stock Fund.

                            MANAGEMENT STOCKHOLDINGS

The following table sets forth the number of shares of the Company's Common Stock beneficially owned by each director and nominee for director, each executive officer named in the Summary Compensation Table and by all directors, nominees and executive officers as a group, as of September 26, 1997:

Name of Persons or                Amount and Nature of
Identity of Group                 Beneficial Ownership (1)      Percent of Class
-----------------                 ------------------------      ----------------

David E. Dovenberg                        10,300(2)                   **

James E. Haglund                          34,000(3)                   **

Ira D. Kleinman                            2,000(4)                   **
                                       1,686,893(5)                 38.4%

William J. McMahon                        75,000(6)                   **

Robert R. Schoeberl                        4,000(7)                   **

Dennis W. Vollmershausen                   2,000(8)                   **

Harvey J. Wertheim                         2,000(4)                   **
                                       1,686,893(5)                 38.4%

Charles R. Weaver, Jr.                     8,000(9)                   **

Bradley W. Andress                       10,000(10)                   **

Jay M. Allsup                            33,000(11)                   **

William H. Toms                          18,000(12)                   **

All directors, nominees and
executive officers as a group
(11 persons)                          1,727,193(13)                 39.3%

--------------------------------------------------------------------------------

**       less than 1%

(1)      See Note 1 to the preceding table.
(2) Includes options to purchase 8,000 shares of Common Stock, 2,000 of which are exercisable at $16.00 per share, 2,000 of which are exercisable at $20.625 per share, 2,000 of which are exercisable at $13.50 per share and 2,000 which are exercisable at $11.25 per share.
(3) Includes options to purchase 8,000 shares of Common Stock, 2,000 of which are exercisable at $11.625 per share, 2,000 of which are exercisable at $16.00 per share, 2,000 of which are exercisable at $20.625 per share and 2,000 of which are exercisable at $13.50.
(4) Consists of options to purchase 2,000 shares of Common Stock which are exercisable at $13.875.
(5) Consists of shares owned by LIH Holdings, LLC, of which Messrs. Kleinman and Wertheim are affiliates.
(6) Consists of options to purchase 75,000 shares of Common Stock which are exercisable at $16.25 per share.
(7) Consists of options to purchase 4,000 shares of Common Stock, 2,000 of which are exercisable at $11.50 per share and 2,000 of which are exercisable at $11.25 per share.
(8) Consists of options to purchase 2,000 shares of Common Stock which are exercisable at $14.00.
(9) Consists of options to purchase 8,000 shares of Common Stock, 2,000 of which are exercisable at $11.625 per share, 2,000 of which are exercisable at $16.00 per share, 2,000 of which are exercisable at $20.625 per share and 2,000 of which are exercisable at $13.50 per share.

(10) Consists of options to purchase 10,000 shares of Common Stock which are exercisable at $16.75 per share.
(11) Consists of options to purchase 18,000 shares of Common Stock, 4,500 of which are exercisable at $16.25 per share and 13,500 of which are exercisable at $16.00 per share and 15,000 shares which are subject to forfeiture pursuant to his employment agreement.
(12) Consists of options to purchase 18,000 shares of Common Stock at $21.25 per share.
(13)     Notes 2-12 are incorporated herein by reference.


                              ELECTION OF DIRECTORS

PROPOSAL 1.

The Bylaws of the Company provide that the number of directors shall be determined by the stockholders at each annual meeting. The Board of Directors recommends that the number of directors be set at seven (7). Each Proxy will be voted for or against such number or not voted at all as directed in the Proxy. The adoption of the resolution to set the number of directors requires the affirmative vote of a majority of the shares represented in person or by proxy at the meeting.

PROPOSAL 2.

In the election of directors, each Proxy will be voted for each of the nominees listed herein unless the Proxy withholds a vote for one or more of the nominees. Each person elected as a director shall serve for a term of one year and until his successor is duly elected and qualified. All of the nominees are members of the present Board of Directors. If any of the nominees should be unable to serve as a director by reason of death, incapacity or other unexpected occurrence, the Proxies solicited by the Board of Directors shall be voted by the proxy representative for such substitute nominee as is selected by the Board or, in the absence of such selection, for such fewer number of directors as results from such death, incapacity or other unexpected occurrence. The election of each nominee requires the affirmative vote of a majority of the shares represented in person or by proxy at the meeting.

The Board of Directors has proposed a slate of six nominees. It intends to identify a seventh nominee shortly and, through Board action, to elect such person to the vacant director position. The composition of the Company's Board of Directors is subject to a Governance Agreement, dated September 9, 1997 between the Company and LIH Holdings, LLC ("LIH"), which Agreement was entered into by the Company in connection with the purchase by LIH of approximately 38% of the Company's outstanding shares held by Allan W. Lund, the founder of the Company, and members of his family. The Governance Agreement provides that the Board of Directors shall consist of seven directors, consisting of two nominees recommended by LIH (Messrs. Kleinman and Wertheim); the Company's Chief Executive Officer (Mr. McMahon); two of the current independent directors (Messrs. Dovenberg and Schoeberl); an additional independent director nominated by a nominating committee consisting of Messrs. Kleinman, Wertheim and Schoeberl (Mr. Vollmershausen); and an independent director to be nominated by a committee consisting of Messrs. Schoeberl, Weaver and Kleinman. Messrs. Schoeberl, Weaver and Kleinman have been interviewing candidates and are in the process of finalizing a recommendation, but it is expected that such recommendation and election will be made subsequent to the date of the Meeting.

The following table provides certain information with respect to the nominees for director.


                                           Current Position(s)         Director    Principal Occupation(s) During
Name of Nominee                  Age       with Company                 Since      The Past Five Years
---------------                  ---       ------------                 -----      -------------------
David E. Dovenberg                53       Director                      1994      Chief Financial Officer of Universal
                                                                                   Hospital Services, a provider of movable
                                                                                   medical equipment through Pay-Per-Use
                                                                                   Equipment Management Programs, since May
                                                                                   1988.

Ira D. Kleinman                   41       Director                      1997      General Partner, Harvest Partners, Inc., a
                                                                                   private equity investment firm, since 1984.

William J. McMahon                51       President and Chief           1996      President and Chief Executive Officer of
                                           Executive Officer                       Lund International Holdings and its
                                                                                   subsidiaries since 1994; Chief Operating
                                                                                   Officer of Anagram International, Inc., a
                                                                                   manufacturer and distributor consumer
                                                                                   products and industrial packaging, from 1991
                                                                                   until 1994; President and Chief Executive
                                                                                   Officer of Lund International Holdings, Inc.
                                                                                   from 1988 until 1991.

Robert R. Schoeberl               61       Director                      1997      Retired executive of Montgomery Ward since
                                                                                   1994, where he spent 35 years.  Member of
                                                                                   the Board of Directors of the Automotive
                                                                                   Foundation for the Aftermarket and member of
                                                                                   the Automotive Parts and Accessories
                                                                                   Association.

Dennis W. Vollmershausen          54       Director                      1997      Chairman of the Board of London Machinery,
                                                                                   Inc., an equipment manufacturing company,
                                                                                   since 1990; Executive Vice President of
                                                                                   Champion Road Machinery, Ltd., a
                                                                                   construction company, from August 1996 to
                                                                                   June 1997 and, since June 1997, President
                                                                                   and Chief Executive Officer.

Harvey J. Wertheim                58       Director                      1997      Managing General Partner of Harvest
                                                                                   Partners, Inc., a private equity investment
                                                                                   firm, since 1981.


                          COMMITTEE AND BOARD MEETINGS

The Company's Board of Directors has an Audit Committee which reviews with the Company's independent accountants the annual financial statements and the results of the annual audit. The Audit Committee members currently are James E. Haglund and David E. Dovenberg. The Audit Committee met one time during the fiscal year ended June 30, 1997.

The Company's Board of Directors has a Compensation Committee which makes recommendations to the Board of Directors as to (i) the salaries of certain executive officers; (ii) bonuses and other incentive arrangements, and (iii) options, pursuant to the Company's employee stock option plans. It also reviews and approves, or makes recommendations to the Board of Directors on, any proposed plan or program for the benefit of any of the Company's executive officers. The Compensation Committee members currently are Robert R. Schoeberl, Charles R. Weaver, Jr. and David E. Dovenberg. The Compensation Committee met two times during the fiscal year ended June 30, 1996.

The Board does not have a nominating committee.

During fiscal 1997, the Board held eight meetings. Each incumbent director attended 75% or more of the meetings of the Boards and of the meetings of Committees of which he was a member.

                              CERTAIN TRANSACTIONS

James E. Haglund, a director of the Company, has ownership interests in entities from which the Company has purchased products manufactured for it. For the fiscal year ended June 30, 1997, the total amount of such purchases was approximately $1,460,998.

Messrs. Kleinman and Wertheim are affiliates of Harvest Partners, Inc., which has entered into a Services Agreement with the Company, which provides that the Company will pay Harvest for consulting services for the period ending June 30, 1998 in the aggregate amount of $112,500, provided that the Company's cumulative earnings before interest, taxes, depreciation and amortization aggregates $3,000,000 for such period.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10 percent stockholders are required by SEC regulation to furnish the Company with all Section 16(a) forms they file.

To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representation that no other reports were required, all Section 16(a) filing requirements applicable to officers, directors and greater than ten percent stockholders were satisfied.


                      EXECUTIVE OFFICERS AND KEY EMPLOYEES

The executive officers and key employees of the Company during fiscal 1997 were as follows:

WILLIAM J. MCMAHON, 51, rejoined the Company in September 1994 as President and Chief Executive Officer. From May 1991 to September 1994, Mr. McMahon served as Chief Operating Officer for Anagram International, Inc., a manufacturer and distributor of consumer products and industrial packaging. From 1988 to 1991, Mr. McMahon was Chief Executive Officer and President of Lund International Holdings, Inc.

JAY M. ALLSUP, 39, joined the Company in October 1993 as the Director of Finance and was appointed Chief Financial Officer in June 1994. From April 1989 to October 1993, he was the Chief Financial Officer and Treasurer of Standun, Inc., a manufacturing holding company.

BRADLEY W. ANDRESS, 43, joined the Company in October 1995 as Vice President of Marketing. From August 1985 to October 1995, Mr. Andress held various positions, including Vice President of Marketing and Vice President of Sales, at Plastics, Inc. and Anchor-Hocking Plastics, which are divisions of the Newell Companies.

KATHY R. SMITH, 36, joined the Company in May 1989 and since April 1990 has served as Executive Assistant to the Chief Executive Officer. Ms. Smith was named Corporate Secretary and Investor Relations Manager of the Company in February 1994.

WILLIAM H. TOMS, 52, joined the Company in April 1995 as Vice President of Operations. From 1983 to April 1995, Mr. Toms was the Vice President of Operations for Anchor-Hocking Plastics, a manufacturer of household storage containers and microwave cookware accessories and a division of the Newell Companies.

STEPHEN S. TREICHEL, 54, joined the Company in October 1995 as Vice President of Strategic and Human Information Systems. From 1993 to October 1995, Mr. Treichel was the President of Process Management International, a management consulting firm. From 1990 to 1993, he was a senior manager of strategic services at McGladrey & Pullen, a CPA and consulting firm.


                       COMPENSATION OF EXECUTIVE OFFICERS

The following summary Compensation Table shows certain compensation information for the Chief Executive Officer and other officers who received total annual salary and bonuses in excess of $100,000 in fiscal 1997. This information includes the dollar value of base salaries and bonus awards, number of shares of restricted stock granted and certain other compensation, if any.


                                                                   Other Annual     Restricted       Securities          All Other
Name and Principal                      Salary         Bonus       Compensation       Stock          Underlying         Compensation
Position at 06/30/97         Year        ($)            ($)             ($)         Awards ($)     Options/SARs(#)          ($)
--------------------         ----        ---            ---             ---         ----------     ---------------          ---

Allan W. Lund               1997        100,000(1)       --             --             --             --                  11,496(2)
Chairman of the Board       1996        100,000          --             --             --             --                   9,966(2)
                            1995        250,000      67,500(4)          --             --             --                   8,668(2)

William J. McMahon          1997        180,000          --             --             --             --                   9,000(5)
President and Chief         1996        180,000          --             --             --             --                   1,800(5)
Executive Officer           1995     144,576(6)      65,060(4)          --             --          150,000                     --

William H. Toms             1997        120,749       2,800(3)          --             --             --                   6,037(7)
Vice President of           1996        115,000          --             --             --             --                   1,084(7)
Operations                  1995      28,750(8)       7,762(4)          --             --           60,000                     --

Bradley W. Andress          1997        119,000       4,500(3)          --             --             --                       --
Vice President of           1996      79,615(9)          --             --             --             --                       --
Marketing

Jay M. Allsup               1997        116,040       4,200(3)          --         55,781(10)         --                  8,436(11)
Chief Financial Officer     1996         99,737          --             --         54,000(10)         --                  2,469(11)
                            1995         95,000      25,650(4)      10,000(12)     37,000(10)         --                  3,832(11)

--------------------------------------------------------------------------------


(1)      Mr. Lund resigned from the Company in September 1997.

(2) The Company maintains life insurance policies on Mr. Lund, for which the Company paid premiums of $60,000 in fiscal 1997, $180,000 in fiscal 1996, and $180,000 in fiscal 1995. Mr. Lund received a taxable benefit of $11,496 in fiscal 1997, $9,966 in fiscal 1996, and $8,668 in fiscal 1995 as a result of such premium payments by the Company. The Company has a right to recover all premiums paid on the policies, or the cash value of the policies, whichever is lower, and has the right to recover any interest earned in the event of the death of Mr. Lund.

(3)      The bonus amounts shown were earned in fiscal 1997, but paid in fiscal
         1998.

(4)      The bonus amounts shown were earned in fiscal 1995, but paid in fiscal
         1996.

(5) In fiscal 1997, a $9,000 payment was made by the Company on behalf of Mr. McMahon to his 401(k) Plan. In fiscal 1996, a $1,800 payment was made by the Company on behalf of Mr. McMahon to his 401(k) Plan.

(6)      Mr. McMahon joined the Company in September 1994.

(7) In fiscal 1997, a $6,037 payment was made by the Company on behalf of Mr. Toms to his 401(k) Plan. In fiscal 1996, a $1,084 payment was made by the Company on behalf of Mr. Toms to his 401(k) Plan.

(8)      Mr. Toms joined the Company in April 1995.

(9)      Mr. Andress joined the Company in October 1995.

(10) Mr. Allsup received a grant of 5,000 shares of Company Common Stock in fiscal 1997, a grant of 3,000 shares of Company Common Stock in fiscal 1996, and a grant of 2,000 shares of Company Common Stock in fiscal 1995 with the aggregate market value shown in the table.

(11) In fiscal 1997, a $8,436 payment was made by the Company on behalf of Mr. Allsup to his 401(k) Plan, in fiscal 1996, a $2,469 payment was made by the Company on behalf of Mr. Allsup to his 401(k) Plan, and in fiscal 1995, a $3,832 payment was made by the Company on behalf of Mr. Allsup to his 401(k) Plan.

(12) In fiscal 1995, the Company reimbursed Mr. Allsup $10,000 in taxes paid by Mr. Allsup with respect to moving expenses of $20,000 which the Company paid to Mr. Allsup in fiscal 1993.


On September 9, 1997, Mr. Lund resigned as Chairman of the Board of Directors of the Company and entered into a Severance and Noncompetition Agreement with the Company. Pursuant to such Agreement, the Company paid Mr. Lund $600,000, as follows: $150,000 as severance; $450,000 in consideration of Mr. Lund's agreeing to certain nondisclosure and noncompetition provisions; and $50,000 as consideration for a release by Mr. Lund of any claims he may have had against the Company.


                              DIRECTOR COMPENSATION

All non-employee directors (with the exception of Messrs. Kleinman and Wertheim, who receive only the reimbursement of their out-of-pocket expenses) receive $1,500 per quarter, $500 per meeting attended in person, $100 per meeting attended telephonically and $500 per committee meeting attended in person, in addition to out-of-pocket expenses incurred on behalf of the Company. In addition, pursuant to the Company's 1992 Non-Employee Director Stock Option Plan, directors who are serving on the last day of a fiscal year receive options to purchase 2,000 shares of Common Stock, at the fair market value on the date of grant, up to a maximum of options to purchase 10,000 shares.


                              EMPLOYMENT AGREEMENTS

The Company has management agreements with William J. McMahon, Jay M. Allsup, Bradley W. Andress, and William H. Toms. The agreements include certain non-disclosure provisions and provide that if the Company terminates the employee without cause, the employee is entitled to a payment equal to six months' base salary. Mr. McMahon's compensation package is detailed in the Compensation Committee Report, below.

Mr. Toms' compensation for fiscal 1997 consisted of a base salary of $120,750 and a short term bonus of $2,800. His base salary for fiscal 1998 is $120,750, and he is eligible for a bonus of up to 30% of his base salary, subject to the Company's performance. Mr. Toms has also been granted the option to purchase 60,000 shares of Lund Common Stock, which are subject to a vesting schedule.

Mr. Andress' compensation for fiscal 1997 included a base salary of $119,000 and a short term bonus of $4,500. His base salary for fiscal 1998 is $119,000 and he is eligible for a bonus of up to 30% of his base salary, subject to the Company's performance. Mr. Andress has also been granted the option to purchase 50,000 shares of Lund Common Stock, which are subject to a vesting schedule.

Mr. Allsup's compensation for fiscal 1997 included a base salary of $109,710 and a short term bonus of $4,200. His base salary for fiscal 1998 is $109,710, and he is eligible for a bonus of up to 30% of his base salary, subject to the Company's performance. Mr. Allsup owns 20,000 shares of Common Stock with shares being subject to forfeiture pursuant to his employment agreement. Mr. Allsup has also been granted the option to purchase 30,000 shares of Lund Common Stock, which are subject to a vesting schedule.


               AGGREGATED OPTION EXERCISE IN LAST FISCAL YEAR AND
                         FISCAL YEAR ENDED OPTION VALUES


                                                                     Number of Securities           Value of Unexercised in-the-
                                                                    Underlying Unexercised                Money Options at
                           Shares Acquired    Value Realized    Options at Fiscal Year End (#)           Fiscal Year-End ($)
Name                       on Exercise (#)          ($)             Exercised/Unexercisable         Exercisable/Unexercisable(1)
----                       ---------------          ---             -----------------------         ----------------------------
                                  --                --                                   --                      --
Allan W. Lund

William J. McMahon                --                --                   75,000 exercisable                       *
                                                                       75,000 unexercisable                       *

William H. Toms                   --                --                   18,000 exercisable                       *
                                                                       42,000 unexercisable                       *

Bradley W. Andress                --                --                   10,000 exercisable                       *
                                                                       40,000 unexercisable                       *

Jay M. Allsup                     --                --                   18,000 exercisable                       *
                                                                       12,000 unexercisable                       *

--------------------------------------------------------------------------------


(1) As of fiscal year-end, the difference between the exercise price of the options and the value of the common stock underlying the option, as determined using the closing sale price of the Company's common stock on June 30, 1997.

*        None of such options were in-the-money.

There were no option or stock appreciation rights granted, or grants made under long-term incentive plans, to the executive officers named in the compensation table during fiscal 1997.


                          COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company's Board of Directors, which is composed entirely of independent, outside directors, establishes the general compensation policies of the Company and specific compensation for each executive officer of the Company, and administers the Company's Stock Option Program. The Compensation Committee's intent is to maintain compensation packages for the executive officers of the Company sufficient to attract and retain persons of exceptional quality, and to provide effective incentives to motivate and reward Company executives for achieving the financial and strategic goals of the Company essential to the Company's long-term success and to growth in stockholder value.

Assessments of both individual and corporate performance influence executives' compensation levels. This includes the ability to implement the Company's business plans as well as to react to unanticipated external factors that can have a significant impact on corporate performance. Compensation decisions for all executives, including the Chief Executive Officer, are based on the same criteria.

There are three major current components of the Company's compensation program:
Base Salary, Short Term Incentive Awards and Long Term Incentive Compensation.

BASE SALARY

A competitive base salary is vital to support the philosophy of management development and career orientation of executives and is consistent with the long-term nature of the Company's business.

Salary levels and adjustments to salaries are a result of competitive positioning (how the Company's salary structure for comparable positions compares with that of other companies), individual annual reviews, as well as business performance and general economic factors. There is no specific weighing of these factors. The Compensation Committee believes that the base salaries of the Company's executive officers are competitive. Executive officers receive an annual performance review and, based upon such review, may receive an adjustment in base salary.

SHORT TERM INCENTIVE AWARDS

Short term incentive awards to executives are granted in cash pursuant to the Company's Short Term Incentive Plan, which recognizes each executive's contributions to the business. The Short Term Incentive Plan, which is adopted annually, sets profitability goals at both minimum and maximum levels.

In adopting the Short Term Incentive Plan, the Compensation Committee considers several factors, including the Company's strong competitive position, the risks and rewards inherent in expanding the Company's product offering and the continued improvement in the Company's performance.

The specific bonus an executive receives is primarily dependent on overall Company performance. While assessment of an individual's relative performance is made annually based on a number of factors which include initiative, business judgment, technical expertise and management skills, the Company's philosophy has been that all executive officers should be focused on Company's performance, not departmental performance. The Company believes qualities such as team building, rather than particularism, should be rewarded and that this is best accomplished by compensating individuals based primarily on overall Company performance.

Subjective payments aggregating $17,260 were awarded to certain Company executives under the Short Term Incentive Plan for fiscal 1997 based on individual performance criteria even though the Company did not achieve the threshold level for payment under the Plan. Mr. McMahon received no bonus for fiscal 1997.

LONG TERM INCENTIVE PLAN

Aligning the interests of the Company's executive officers with those of the stockholders is accomplished through longer term incentives directly related to improvement in long-term stockholder value. The Compensation Committee believes that it is important for the Company's executive officers to focus not just on short term achievements, but on the long term financial health and development of the Company. No new incentive stock options were awarded to Company executives during fiscal 1997.

MR. MCMAHON'S FISCAL 1997 COMPENSATION

In keeping with its policy, the Compensation Committee reviewed the performance of the Company's Chief Executive Officer for the 1997 fiscal year and agreed on goals and directions for the current fiscal year. In accordance with the Company's Short Term Incentive Plan, Mr. McMahon received no bonus for fiscal 1997. This is in keeping with the Company's philosophy on short-term incentive awards and is reflective of the poorer financial results reported by the Company for the current year. However, the Committee felt that Mr.

McMahon's performance during fiscal 1997 was very good and concurred on the goals he had established for the current fiscal year and the direction in which he would be moving the Company. Mr. McMahon's annual base salary for fiscal 1997 was $180,000. During September 1997, the Compensation Committee recommended, and the Board of Directors approved, the adjustment of Mr. McMahon's annual base salary to $200,000 effective January 1, 1997. After reviewing local, regional and national compensation ranges for Chief Executive Officers of similarly-sized companies, the Compensation Committee determined that Mr. McMahon's base salary remains competitive.

                               David E. Dovenberg
                               Robert R. Schoeberl
                               Charles R. Weaver, Jr.


                          SHARE INVESTMENT PERFORMANCE

The following graph shows changes over the past five-year period in the value of $100 invested in (1) the Company's Common Stock; (2) The NASDAQ Index; and (3) an industry group consisting of forty companies (including the Company) with the same Standard Industrial Classification Code as the Company.

The year-end values of each investment are based on share price appreciated plus dividends paid in cash, assuming the reinvestment of dividends. The calculations exclude trading commissions and taxes.


                                               Fiscal Year Ending

                           1992       1993       1994       1995       1996       1997
                           ----      ------     ------     ------     ------     ------
The Company                100       211.36     290.91     368.18     245.45     204.55

NASDAQ Market Index        100       133.68     137.73     151.39     166.34     213.16

Industry Group             100       122.76     134.61     157.88     198.73     239.40

                       APPROVAL OF AMENDMENTS TO THE 1992
                     NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

PROPOSAL 3.

The Board of Directors of the Company recommends the adoption of certain Amendments (the "Amendments") to the Company's 1992 Non-Employee Director Stock Option Plan (the "Plan"). The Amendments, as adopted by the Board of Directors on September 16, 1997: (i) increase the number of shares for which options may be granted under the Plan from 40,000 to 100,000; (ii) delete the maximum number of options which may be granted to each participant (which currently is 10,000); and (iii) add a provision allowing initial grants to new Board members to be set by the Board of Directors.

The Plan was originally adopted by the Board of Directors in September 1992 and by the stockholders of the Company in October 1992. The purpose of the Plan is to attract and retain the best available persons for service as directors of the Company and to provide additional incentive to the non-employee directors to continue as a member of the Board of Directors by affording them an opportunity to acquire a proprietary interest in the Company. Since the Plan has been adopted, options to purchase an aggregate of 36,000 shares have been issued to non-employee directors of the Company, at prices ranging from $5.50 to $20.625. As the number of shares available under the Plan has been virtually exhausted, the Board is recommending adoption of the Amendments.

A general description of the basic features of the Plan (as proposed to be amended) is presented below, but this description is qualified in its entirety by reference to the full text of the Plan.

* ADMINISTRATION. The Plan is administered by the Board. The Board may authorize administration by a Compensation Committee thereof, consisting of at least two members appointed by the Board, to administer the Plan.

* ELIGIBILITY. Each member of the Board who: (i) has not, during the immediately preceding twelve-month period, been an employee of the Company or any subsidiary of the Company; and (ii) does not hold any options to purchase shares of the Company, except for stock options previously granted pursuant to the Plan, will automatically be eligible for the Plan.

* GRANT. Subject to stockholder approval, each director who becomes a director will be granted an option to purchase a number of shares determined by the Board of Directors on the date such person becomes a director. Additionally, each director who is a director on the last day of the Company's fiscal year will be granted options to purchase Two Thousand (2,000) shares on the last day of the Company's fiscal year.

* EXERCISABLITY AND VESTING. Each option granted to a director immediately vests and is exercisable on the date it is granted.

* PRICE AND PAYMENT. The option price for all options granted under the Plan will be 100% of the fair market value (as defined in the Plan) of the shares on the date of grant of such option. The option price will be payable at the time written notice is given to the Company. Payment for shares issued upon exercise may consist of cash, check, exchange of shares (by tendering to the Company shares previously owned by the director which have a fair market value on the date of exercise equal to the option price), or any combination thereof.

* TERM. The term of the Plan expires on May 31, 2002. Each option, subject to the early termination provision of the Plan, expires five years from the date of grant of such option.

* EXERCISE OF OPTIONS. The exercise of any option may be contingent upon receipt from the director of a representation that, at the time of such exercise, it is the director's present intention to acquire the shares for investment and not with a view to distribution thereof. The director may only exercise options granted during a "window period" which begins three days after public release by the Company of an earnings release and terminates ten days thereafter.

* EARLY TERMINATION OF OPTIONS. If a director ceases to be a director of the Company, the option may, within ninety days after such termination and in accordance with the provisions of the Plan, be exercised to the extent that such director was entitled to exercise such options on the date of termination.

* NON-TRANSFERABILITY. No option granted under the Plan is transferable by a director, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act or the rules thereunder. During the lifetime of the director, the option is exercisable only by the director.

* DILUTION OR OTHER ADJUSTMENTS. If there shall be any change in the shares of the Company (as defined in the Plan), appropriate adjustments shall be made. In the event of such changes, adjustments shall include, where appropriate, changes in the aggregate number of shares subject to the Plan and in the number of shares and the price per share subject to outstanding options, in order to prevent dilution or enlargement of option rights.

* CHANGE IN CONTROL OF THE COMPANY. In the event of a change of control of the Company (as defined in the Plan), an option granted to a director shall become fully exercisable if, within one year of such change in control, the director shall cease for any reason to be a member of the Board. Any exercise of any option permitted by the change of control provisions must be made within ninety days of the director's termination from the Board.

* AMENDMENT OR DISCONTINUANCE OF THE PLAN. The Board may amend or discontinue the Plan at any time in accordance with the provisions of the Plan; however, no amendment of the Plan shall, without stockholder approval: (i) materially increase the benefits accruing to the directors under the Plan; (ii) materially increase the number of shares which may be issued under the Plan; or (iii) materially modify the requirements as to the eligibility for participation in the Plan.

* RIGHT TO WITHHOLD. The Company is entitled to (i) withhold and deduct from amounts which may be due and owing to the director from the Company, or make other arrangements for the collection of, all amounts necessary to satisfy all federal, state and local withholding and employment-related tax requirements attributable to the grant or exercise of an option or otherwise incurred with respect to an option, or (ii) require the director promptly to remit the amount of such withholding to the Company before taking any action with respect to the exercise of any option or the issuance of the stock certificate to either the director or any transferee.

* FEDERAL INCOME TAX CONSEQUENCES. A director will not be deemed to receive any income at the time an option is granted, nor will the Company be entitled to a deduction at that time. When any part of an option is exercised, the director will be deemed to have received compensation taxable as ordinary income in an amount equal to the difference between the exercise price of the option and the fair market value of the shares received on the exercise of the option. The Company will be entitled to a tax deduction in an amount equal to the amount of compensation taxable as ordinary income realized by the participant.

The foregoing summary of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan itself. The full text of the Plan will be provided to any stockholder who desires a copy, upon written request to Lund International Holdings, Inc. Attention: Kathy Smith, Corporate Secretary, 911 Lund Boulevard, Anoka Minnesota, 55303.

The Board of Directors recommends that the stockholders approve the Amendments to the 1992 Non-Employee Director Stock Option Plan. The affirmative vote of a majority of the shares represented in person or by proxy at the Meeting is required for approval of the Plan.


              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

PROPOSAL 4.

Subject to approval by the stockholders, the Board of Directors has selected the firm of Coopers & Lybrand L.L.P. as the Company's independent accountants for the current year. Coopers & Lybrand L.L.P. has served as the Company's independent accountants since 1996.

Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

If the stockholders do not approve the selection of Coopers & Lybrand L.L.P. as the Company's independent accountants, the selection of such auditors will be reconsidered by the Board of Directors.

The Board of Directors recommends that the stockholders vote FOR the approval of the selection of Coopers & Lybrand L.L.P. to serve as the Company's independent accountants for the current fiscal year. The affirmative vote of a majority of the shares represented in person or by proxy at the meeting is required for approval.


                              STOCKHOLDER PROPOSALS

Any appropriate proposal submitted by a stockholder of the Company and intended to be presented at the 1998 Annual Meeting must be received by the Company at its office by June 2, 1998, to be considered for inclusion in the Company proxy statement and related proxy for the 1998 Annual Meeting.


                                 OTHER BUSINESS

The Board of Directors knows of no other matters to be presented at the meeting. If any other matter does properly come before the meeting, the appointees named in the Proxies will vote the Proxies in accordance with their best judgment.


                                  ANNUAL REPORT

A copy of the Company's Annual Report to Stockholders for the fiscal year ended June 30, 1997, including financial statements, accompanies this Notice of Annual Meeting and Proxy Statement. No portion of the Annual Report is incorporated herein or is to be considered proxy soliciting material, except for such financial statements.

THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1997, TO ANY STOCKHOLDER OF THE COMPANY UPON WRITTEN REQUEST.

REQUESTS SHOULD BE SENT TO THE CORPORATE SECRETARY, LUND INTERNATIONAL HOLDINGS, INC., 911 LUND BOULEVARD, ANOKA, MINNESOTA 55303.





Dated: October 9, 1997
Anoka, Minnesota






                               AMENDMENT NUMBER 1

                                       TO

                        LUND INTERNATIONAL HOLDINGS, INC.

                  1992 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN



     WHEREAS, the Board of Directors at its meeting on September 16, 1997, approved and adopted the following amendments to the Lund International Holdings, Inc. 1992 Non-Employee Director Stock Option Plan (the "Plan"), subject to approval by the stockholders of the Company;

     NOW, THEREFORE, subject to such approval, the Plan is hereby amended as follows:

1. The second sentence of Section 2 is hereby amended to read in its entirety as follows: "Subject to the adjustment as provided in Section 12 hereof, the maximum number of Shares for which options may be exercised under this Plan shall be 100,000 Shares."

2. The second sentence of the first paragraph of Section 5 is hereby amended to read in its entirety as follows: "Any person who becomes a Participant subsequent to the Effective Date shall automatically be granted an option to purchase Shares on the date such person first becomes a Participant in such amount as may be determined by the Board of Directors."

3. The last sentence of the second paragraph of Section 5, which reads as follows: "The total amount of options to be granted to each Participant shall not exceed Ten Thousand (10,000) Shares," is hereby deleted.

4. In all other respects the Plan shall remain in full force and effect, without modification or amendment.

5. The Company may, at its option, restate the Plan, incorporating the foregoing amendments.

       APPENDIX TO LUND INTERNATIONAL HOLDINGS, INC. 1997 PROXY STATEMENT


                        LUND INTERNATIONAL HOLDINGS, INC.
                           1992 NON-EMPLOYEE DIRECTOR
                                STOCK OPTION PLAN


1.   Purpose of Plan

This Plan shall be known as the "Lund International Holdings, Inc. 1992 Non-Employee Stock Option Plan" and is hereinafter referred to as the "Plan." The purposes of the Plan are to attract and retain the best available persons for service as directors of Lund International Holdings, Inc. (the "Company") and to provide additional incentive to the non-employee directors to continue as a member of the Board of Directors by affording them an opportunity to acquire a proprietary interest in the Company. It is intended that these purposes be effected through the granting of stock options as provided herein.

2.   Stock Subject to Plan

The stock to be subject to options under the Plan shall be shares of the Company's authorized Common Stock, par value of $.10 per share (the "Shares"). Subject to the adjustment as provided in Section 12 hereof, the maximum number of Shares for which options may be exercised under this Plan shall be 40,000 Shares. Any Shares subject to an option under the Plan which, for any reason, expires or is terminated unexercised as to such Shares, shall be available for options thereafter granted during the term of the Plan and may be against subjected to an option under the Plan.

3.   Administration of Plan

The Plan shall be effective as of August 7, 1992, according to the terms and conditions herein, and subject to subsequent approval by the shareholders of the Company. The Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board may authorize the Compensation Committee thereof, consisting of at least two (2) members appointed by the Board (the "Committee"), to exercise the powers conferred on the Board under the Plan, other than the power under Section 14 hereof to amend or terminate the Plan.

The interpretation and construction by the Board or Committee of any provisions of the Plan or of any option granted hereunder shall be final. No member of the Board or Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

4.   Eligibility

Each member of the Board who satisfies all of the following criteria shall automatically be a participant (a "Participant") in the Plan:

(a) Such member is not, and has not during the immediately preceding 12-month period been an employee of the Company or any subsidiary of the Company; and

(b) Such member does not holder any options to purchase Shares of the Company, except for stock options previously granted pursuant to the Plan.

5.   Grant

Subject to Section 16 hereof, each Participant who is a member of the Company's Board of Directors on the effective date of the Plan is hereby granted an option to purchase Two Thousand (2,000) Shares. Any person who becomes a Participant subsequent to the effective date shall automatically be granted an option to purchase Two Thousand (2,000) Shares on the date such person first becomes a Participant.

Additionally, each Participant who is a director on the last day of the Company's fiscal year shall be granted options to purchase Two Thousand (2,000) Shares on the last day of the Company's fiscal year. The total amount of options to be granted to each Participant shall not exceed Ten Thousand (10,000) Shares.

6.   Exercisability and Vesting

Unless otherwise provided herein, each option granted to a Participant shall immediately vest and be exercisable on the date it is granted.

7.   Price and Payment

The option price for all options granted under the Plan shall be 100% of the fair market value of the Shares on the date of grant of such option. The "Fair Market Value" on a specified date shall mean the average of the bid and asked prices or the closing price, whichever is appropriate, at which a Share is trade on the over-the-counter market, as reported in the National Association of Securities Dealers Automated Quotation System, or the closing price for a Share on the stock exchange, if any, on which Shares are primarily traded, but if no Shares were traded on such dates, then on the last previous date on which a Share was so traded or, if none of the above is applicable, the value of a Share as established by the Board for such date using any reasonable method of valuation. The option price shall be payable at the time written notice of exercise is given to the Company. Payment for Shares issued upon exercise of an option may consist of cash, check, exchange of Shares (by tendering to the Company Shares previously owned by the Participant which have a Fair Market Value on the date of exercise equal to the option price), or a combination thereof. Any Shares previously owned by the Participant which are used as payment upon exercise of an option hereunder shall not be available for issuance or reissuance, as the case may be, under the Plan.

8.   Term

Each option and all rights and obligations thereunder shall, subject to the provisions of Section 10 hereof, expire on that date which is five (5) years from the date of grant of such option. Each option shall be evidenced by a stock option agreement between the Company and the Participant to whom the option is granted.

9.   Exercise of Options

(a) The exercise of any option may be contingent upon receipt from the Participant (or other person rightfully exercising the option) of a representation that, at the time of such exercise, it is his or her present intention to acquire the Shares received thereunder for investment and not with a view to distribution thereof. Certificates for Shares so issued may be restricted as to transfer upon advice of legal counsel that such restriction is appropriate to comply with applicable securities laws.

(b) The Participant may only exercise options granted hereunder during a window period which begins three (3) days after the public release by the Company of an earnings release and shall terminate fifteen (15) days thereafter. The Company may, in its sole discretion, defer the effectiveness of any option exercised hereunder in order to permit registration or any exemption from registration for such issuance of Shares for the purpose of compliance with applicable federal and state securities laws.

(c) A Participant electing to exercise an option shall give written notice to the Company of such election and of the number of Shares subject to such exercise. The full purchase price of such Shares shall be tendered with such notice of exercise. Until such person has been issued a certificate or certificates for the Shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such Shares.

10.  Early Termination of Option

(a) If a Participant ceases to be a director of the Company due to death, disability, voluntary retirement or the failure to be reelected while a nominee of the Board of Directors, the option may, within ninety (90) days after such Participant's death or termination as a director, be exercised to the extent that such Participant was entitled to exercise such option on the date of his or her death or termination, by the Participant or the person or persons to whom such Participant's rights under the option shall pass by will or by the applicable laws of descent and distribution, or his or her personal representative, as may be appropriate, but in no case after the expiration of the applicable term of the option.

(b) If the Participant is removed from the position of director of the Company due to any act of fraud or intentional misrepresentation, embezzlement, misappropriation or conversion of assets or opportunities of the Company, nonpayment of an obligation owed to the Company, or if a Participant makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company, or induces any principal for whom the Company acts as agent to terminate such agency relationship, any outstanding options held by such person shall automatically terminate and neither the Participant nor his or her estate shall be entitled to exercise any option whatsoever.

(c) Nothing in the Plan or in any agreement hereunder shall confer on any Participant any right to continue as a director of the Company or affect, in any way, the right of the Company to terminate his or her service as a director at any time.

11.  Non-Transferability

No option granted under the Plan shall be transferable by a Participant, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act or the rules thereunder. During the lifetime of a Participant, the option shall be exercisable only by a Participant.

12.  Dilution or other Adjustments

If there shall be any change in the Shares of the Company through merger, consolidation, reorganization, recapitalization, stock dividend (of whatever amount), stock split or other change in the corporate structure, appropriate adjustments in the Plan and outstanding options shall be made by the Board. In the event of any such changes, adjustments shall include, where appropriate, changes in the aggregate number of Shares subject to the Plan and in the number of Shares and the price per Share subject to outstanding options, in order to prevent dilution or enlargement of option rights.

13.  Change of Control of the Company

In the event of a Change in Control (as hereinafter defined), an option granted to a Participant shall become fully exercisable if, within one year of such Change in Control, such Participant shall cease for any reason to be a member of the Board. Any exercise of an option permitted by these Change of Control provisions must be made within ninety (90) days of the Participant's termination as a director. A Change in Control shall be deemed to have occurred if (i) there shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Shares would be converted into cash, securities, or other property, other than a merger in which shareholders of the Company immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (ii) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or (iii) any person (as such term is used in Sections 13(d) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Act")) who does not presently beneficially own at least 30% of the Company's outstanding Common Stock shall become the beneficial owner (within the meaning of Rule 13d-3 under the 1934 Act) of 30% or more of the Company's outstanding Common Stock; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by the a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

14.  Amendment or Discontinuance of Plan

The Board may amend or discontinue the Plan at any time provided, however, that the Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. No amendment of the Plan shall, without shareholder approval: (i) materially increase the benefits accruing to Participants under the Plan; (ii) materially increase the number of Shares which may be issued under the Plan; or (iii) materially modify the requirements as to the eligibility for participation in the Plan. Provision (i) through (ii) of this Section shall be interpreted in accordance with Section 16 of the 1934 Act and the rules thereunder, as such section and rules are amended. Except as provided in Section 10 hereof, the Board shall not alter or impair any option granted under the Plan without the consent of the holder of the option.

15.  Termination of Plan

Unless the Plan shall have been discontinued as provided in Section 14 hereof, the Plan shall terminate on May 31, 2002. No option may be granted after such date, but termination of the Plan shall not, without the consent of the Optionee, alter or impair any rights of obligations under any option granted prior to such termination.

16.  Shareholder Approval

The Plan shall be null and void, and each option granted hereunder shall be null and void, if this Plan is not approved prior to August 7, 1994 by shareholders holding a majority of the Shares present (in person or by proxy) at a duty held shareholders' meeting at which a quorum representing a majority of all outstanding Shares is present (in person or by proxy).

17.  Right to Withhold

The Company in entitled to (a) withhold and deduct from amounts which may be due and owing to the Participant from the Company, or make other arrangements for the collection of, all amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to the grant or exercise of an option or otherwise incurred with respect to an option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action with respect to the exercise of an option or the issuance of any stock certificate to either the Participant or any transferee.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                        LUND INTERNATIONAL HOLDINGS, INC.

                ANNUAL MEETING OF STOCKHOLDERS, NOVEMBER 13, 1997


The undersigned hereby appoints Kathy R. Smith and Jay M. Allsup, or either of them, the attorneys and proxies of the undersigned, with full power of substitution, to attend the annual meeting of stockholders of Lund International Holdings, Inc., a Delaware corporation, (hereinafter referred to as the "Company"), to be held on Thursday, November 13, 1997 at 4:00 p.m., Central Daylight Time, and any adjournment thereof, and thereat to vote the undersigned's shares in the Company.



                 (Continued, and to be signed, on reverse side)


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THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN
BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1-4.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE FOLLOWING PROPOSALS:

1.   TO SET THE NUMBER OF DIRECTORS AT SEVEN (7):

                                      FOR            AGAINST             ABSTAIN

                                      ---              ----                ----

2.   ELECTION OF DIRECTORS: To elect Ira D. Kleinman, William J. McMahon, David
     E. Dovenberg, Robert R. Schoeberl, Dennis W. Vollmershausen and Harvey J. Wertheim.

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
     FOR all nominees               WITHHOLD                  (INSTRUCTION:  To withhold authority to vote for
     listed (except as              AUTHORITY                 any individual nominee, write that nominee's name
      marked to the               to vote for all             in the space provided below)
         contrary)               nominees listed

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3.   TO AMEND THE COMPANY'S 1992 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.

                                      FOR            AGAINST             ABSTAIN

                                      ---              ----                ----

4. TO APPROVE THE SELECTION OF COOPERS & LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

                                      FOR            AGAINST             ABSTAIN

                                      ---              ----                ----

In their discretion, the Proxies are
authorized to vote upon such other
business as may properly come before the meeting.


                    The undersigned hereby acknowledges receipt of Notice of said Annual Meeting and the accompanying Proxy Statement, each dated October 9, 1997.

                    Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                    Dated:_________________________,1997


                    Signature



                    Signature if held jointly

                    Please mark, sign, date and return the Proxy Card promptly using the enclosed envelope.